Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ecovyst Inc. (formerly known as PQ Group Holdings Inc.) of our report dated March 17, 2021 relating to the financial statements of Zeolyst International, which appears in Ecovyst Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 14, 2022